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                                                                     Exhibit 11


                          VAUGHN COMMUNICATIONS, INC.
                       COMPUTATION OF EARNINGS PER SHARE

                                                          THREE MONTHS ENDED
                                                                APRIL 30
                                                        -----------------------
                                                           1995         1994
                                                           ----         ----
PRIMARY:
    Average Shares Outstanding                           2,921,696    2,756,766
    Net effect of dilutive stock options based
      on the treasury stock method using average
      market price                                         486,386      457,384
                                                        ----------   ----------
              TOTAL                                      3,408,082    3,214,150
                                                        ----------   ----------
                                                        ----------   ----------
    Income from continuing operations                     $349,301     $421,225
    Income from discontinued operations
      (net of tax benefit)                                  --          500,163
                                                        ----------   ----------
    Net Income                                            $349,301     $916,388
                                                        ----------   ----------
                                                        ----------   ----------
PER SHARE AMOUNTS:
    Income from continuing operations                         $.10         $.13
      Income from discontinued operations                   --              .16
                                                        ----------   ----------
                                                              $.10         $.29
                                                        ----------   ----------
                                                        ----------   ----------
FULLY DILUTED:

    Average shares outstanding                            2,921,696    2,756,766
    Net effect of dilutive stock options based
      on the treasury stock method using the
      quarter-end market price if higher that
      average market price                                 486,821      457,142
                                                        ----------   ----------
              TOTAL                                      3,408,517    3,213,908
                                                        ----------   ----------
                                                        ----------   ----------
    Income from continuing operations                     $349,301     $421,225
    Income from discontinued operations
      (net of tax benefit)                                  --          500,163
                                                        ----------   ----------
    Net Income                                            $349,301     $916,388
                                                        ----------   ----------
                                                        ----------   ----------
PER SHARE AMOUNTS:
    Income from continuing operations                         $.10         $.13
    Income from discontinued operations                     --              .16
                                                        ----------   ----------
                                                              $.10         $.29
                                                        ----------   ----------
                                                        ----------   ----------